                                                                   EXHIBIT 99.1

                                              Investor Contact: Richard E. Koch
                                                                 (203) 750-3254

                                            Press Contact: Thomas J. Fitzgerald
                                                                 (203) 750-3831

Olin News
-------------------------------------------------------------------------------
Olin Corporation, P.O. Box 4500, 501 Merritt 7, Norwalk, CT 06856-4500

                                                          FOR IMMEDIATE RELEASE

            Olin Presentation at Morgan Stanley Chemical Conference
            -------------------------------------------------------

     NORWALK, CT, February 16, 2001 -- Olin Corporation's senior management will make a presentation to the annual Morgan Stanley Dean Witter Chemical Conference on Wednesday, February 21 at 3:00 PM Eastern Time. Scheduled presenters include Donald W. Griffin, Chairman, President and CEO; Anthony W. Ruggiero, Executive Vice President and CFO; and Joseph D. Rupp, President of Olin Brass. Prepared remarks will take about 30 minutes and will be followed by a question and answer period.

     The presentation will be audio webcast live and is available to all investors, news media and the general public via Olin's web site at www.olin.com. Prepared remarks will be posted in the Investors section of Olin's
------------
web site following the presentation. The presentation also will be posted for replay for one month on Olin's web site.

     Headquartered in Norwalk, CT, Olin Corporation had 2000 sales of $1.5 billion and is a leading North American producer of copper and copper-based alloys, sporting ammunition and chlorine and caustic soda.